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*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Exhibit 10.18

AGREEMENT

FOR

SUPPLEMENTAL INSTALLED CAPACITY
SOUTHWEST CONNECTICUT
(LRP Resources)

Between

ISO New England Inc.
as agent for the Market Participants in the New England Control Area

And

EnerNOC, Inc.

i

ARTICLE 10 MISCELLANEOUS PROVISIONS		11
10.1	Assignment	11
10.2	Notices	11
10.3	Party Representatives	12
10.4	Effect of Invalidation, Modification, or Condition	12
10.5	Amendments	13
10.6	Governing Law	13
10.7	Entire Agreement	13
10.8	Independent Contractors	13
10.9	Counterparts	13
10.10	Confidentiality	13
10.11	Beneficiaries	13
10.12	Waiver	13

ii

SUPPLEMENTAL INSTALLED CAPACITY AGREEMENT

        This Supplemental Installed Capacity Agreement ("Agreement") is entered into as of April 13, 2004, by and between ISO New England Inc. (the "ISO"), on behalf of the market participants in the New England Control Area (the "Market Participants"), and EnerNOC, Inc. (the "Supplier") (individually, a "Party," and collectively, the "Parties") and, except for Supplier's obligation pursuant to Section 2.1, shall become effective on the Effective Date.

RECITALS

A.
The ISO is seeking to improve system reliability within the Southwest Connecticut region ("SWCT") at times of peak demand and has issued an RFP seeking proposals for (i) the installation of incremental capacity capable of 10-minute or 30-minute dispatch response ("quick-start capacity") through the installation of capacity at new sites or incremental quick-start capacity installed at existing generating resources in SWCT, (ii) customer load reductions through firm load curtailments in SWCT capable of 10-minute or 30-minute dispatch response eligible to participate in the existing Load Response Program ("LRP"), (iii) emergency generation in SWCT capable of 10-minute or 30-minute dispatch response eligible to participate in the LRP, and iv) peak-load reducing Conservation and Load Management ("C&LM") projects in SWCT.

B.
The ISO is the independent entity responsible for the operation of the New England Control Area, consistent with proper standards of reliability, including administration of the Open Access Transmission Tariff and the region's wholesale electricity marketplace.

C.
The Supplier is a NEPOOL Participant or is a Demand Response Provider (as defined in Manual M-LRP Load Response Program Manual ("M-LRP") (collectively referred to as "Enrolling Participants") and has submitted a proposal in response to the RFP that has been accepted by the ISO.

        NOW THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound by this Agreement as of the Effective Date, the Parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND RULES OF INTERPRETATION

        1.1    Definitions.    Except for terms defined herein, capitalized terms shall be as defined in NEPOOL Market Rule 1.

          1.1.1 "Agreement" shall have the meaning set forth in the Preamble.

          1.1.2    "Committed Capacity Amount" shall mean the megawatt ("MW") amount for the LRP Resource shown in Schedule IV hereto.

          1.1.3    "Contract ICAP Price" shall mean the price expressed in $/MW to be paid for the Committed Capacity Amount for a month as set forth in Schedule IV.

          1.1.4    "Customers" means the persons or entities with which the Supplier contracts for the provision of load reduction or emergency generation capacity pursuant to this Agreement.

          1.1.5    "Effective Date" shall mean the date on which this Agreement is allowed to become effective without modification by FERC pursuant to the FERC's February 27, 2004 order in Docket No. ER04-335-000, as such order may be clarified or modified by FERC.

          1.1.6    "Extension Term" shall have the meaning set forth in Section 8.1.2.

          1.1.7    "FERC" means the Federal Energy Regulatory Commission.

          1.1.8    "Force Majeure Event" means any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, storm or flood, fire or explosion (other than the LRP Resource), curtailment of the transmission system (other than due to the LRP Resource or Supplier's equipment), any order, regulation or restriction imposed by a Governmental Authority, or any other cause beyond a Party's control.

          1.1.9    "Governmental Authority" means the government of any nation, state or other political subdivision thereof, including any entity lawfully exercising executive, military, legislative, judicial, regulatory, or administrative functions of or pertaining to a government.

          1.1.10    "ICAP" means Installed Capacity.

          1.1.11    "ICAP Credit Amount" shall be the ICAP Credit as defined in Manual M-LRP before any gross-up for the reserve margin, and the MW value of which shall be calculated in accordance with Manual M-LRP.

          1.1.12    "Initial Term" shall have the meaning set forth in Section 8.1.1.

          1.1.13    "Law" means any law, treaty, code, rule, regulation, or order or determination of an arbitrator, court or other Governmental Authority, or any license, permit, certificate authorization, qualification, or approval granted by a Governmental Authority to the extent binding on a Party or any of its property.

          1.1.14    "LRP Resource" means a resource (including Emergency Generators) that is able to reduce load as requested by the ISO within 30 minutes or less in accordance with the LRP as defined in Manual M-LRP and identified in Schedule IV hereto. LRP Resources must enroll in a LRP providing ICAP credit in order to provide the services contemplated in this Agreement. To the extent that the Supplier provides more than one resource as identified in Schedule IV, references in this Agreement to a single resource shall be interpreted as applying to each resource identified in Schedule IV.

          1.1.15    "Party" means either the ISO or Supplier, as the context requires, and "Parties" means ISO and Supplier, as the context requires.

          1.1.16    "Proposed Service Date" shall have the meaning set forth in Schedule IV.

          1.1.17    "Service Date" means the date upon which the LRP Resource actually becomes available for dispatch by the ISO in accordance with Market Rule 1 and the NEPOOL Manuals.

          1.1.18    "SWCT" shall have the meaning set forth in the Recitals and shall further be defined to include the region comprised of the 54 cities and towns identified on Schedule III.

          1.1.19    "Term" shall mean either the Initial Term or any Extension Term.

        1.2    Interpretation.    In this Agreement, unless otherwise indicated or otherwise required by the context, the following rules of interpretation shall apply:

          1.2.1    Reference to and the definition of any document (including this Agreement, Market Rule 1 and the NEPOOL Manuals) shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified from time to time and any document that is a successor thereto.

          1.2.2    The article and section headings, and other captions in this Agreement are for the purpose of reference only and do not limit or affect its meaning.

          1.2.3    Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders.

          1.2.4    Accounting terms used herein shall have the meanings given to them under generally accepted accounting principles within the United States consistently applied.

          1.2.5    The term "including" when used herein shall be by the way of example only and shall not be considered in any way a limitation.

ARTICLE 2
PROVISION OF DEMAND RESPONSE RESOURCE

        2.1    Filing of Agreement with FERC.    The Supplier acknowledges and agrees that upon execution of this Agreement, Supplier shall file this Agreement with FERC pursuant to the FERC's February 27, 2004 order in Docket No. ER04-335-000.

        2.2    Permits and Authorizations.    Supplier must demonstrate that it has obtained all regulatory authorizations and environmental permits necessary for it to perform its obligations under this Agreement prior to the Service Date. The Supplier will use all commercially reasonable efforts to maintain such authorizations and permits through the Term of the contract. Each Party shall act in good faith toward the other Party when dealing with governmental regulatory bodies and other third parties regarding matters arising under or in connection with this Agreement, including any informational or other filings submitted to the FERC.

        2.3    Availability of LRP Resource.    Supplier will use commercially reasonable efforts to make the LRP Resource available to respond to the ISO's instructions in accordance with Market Rule 1 and the NEPOOL Manuals by the Proposed Service Date including obtaining all necessary regulatory authorizations and environmental permits.

        2.4    Credit Requirement.    On the Effective Date of this Agreement and continuing until thirty (30) days following the date Supplier's first demonstrated ICAP Credit Amount of each LRP Resource has been completed, Supplier shall provide the ISO with a cash escrow account in a total amount equal to $*******, calculated as one sixth (1/6) of the monthly Contract ICAP Price multiplied by the Committed Capacity Amount for the second Proposed Service Date summed over the twelve months after the second Proposed Service Date (the "Credit Amount"), which cash escrow account will be substantially in the form specified in the Financial Assurance Policy for NEPOOL Members set forth in the NEPOOL Tariff, modified as necessary to provide the ISO with authority to draw against such cash escrow account for the amount of any liquidated damages assessed under this Agreement. When the first demonstrated ICAP Credit Amount of each LRP Resource for the second Proposed Service Date has been completed and any liquidated damages pursuant to Section 2.5.2 have been assessed and paid in full by the Supplier, the amount of the cash escrow account shall be reduced to $******* (two thirds of the Credit Amount). When the first demonstrated ICAP Credit Amount of each LRP Resource for the third Proposed Service Date has been completed and any liquidated damaged pursuant to Section 2.5.2 have been assessed and paid in full by Supplier, the amount of the cash escrow account shall be reduced to $******* (one third of the Credit Amount).

        2.5    Failure to Make LRP Resource Available.    This Agreement imposes liquidated damages on the Supplier for failure to make the LRP Resource available as follows:

          2.5.1    Failure to Meet the Proposed Service Date. With respect to the first Proposed Service Date only, if the Service Date fails to occur on or prior to December 1, 2004, and notwithstanding anything to the contrary contained in this Section or this Agreement (including, without limitation, a Force Majeure Event), the ISO, in its sole discretion, may terminate the LRP Resource by providing five (5) business days notice to Supplier declaring the ISO's intention to terminate such LRP Resource.

          With respect to all other Proposed Service Dates, if the Service Date fails to occur within sixty (60) calendar days of the Proposed Service Date, the ISO, in its sole discretion, may terminate the

  LRP Resource by providing five (5) business days notice to Supplier declaring the ISO's intention to terminate such LRP Resource; provided, however, that the ISO shall not have the right to terminate such LRP Resource for an additional sixty (60) calendar days if such failure is due to a Force Majeure Event. Notwithstanding anything to the contrary contained in this Section or this Agreement (including, without limitation, a Force Majeure Event), the ISO, in its sole discretion, may terminate such LRP Resource if the Service Date fails to occur within one hundred twenty (120) calendar days of the Proposed Service Date by providing five (5) business days notice to Supplier declaring the ISO's intention to terminate such LRP Resource.

          In the event the ISO terminates the LRP Resource pursuant to this Section 2.5.1, Supplier shall pay the ISO that portion of the Credit Amount attributable to the terminated LRP Resource, as liquidated damages, and the ISO will adjust Schedule IV to reflect such termination.

          2.5.2    Failure to Meet the Committed Capacity Amount. If the first demonstrated ICAP Credit Amount of the LRP Resource for the second Proposed Service Date is less than the amount proposed on Schedule IV, the Supplier shall pay the ISO an amount equal to 1/15th of the Credit Amount multiplied by the difference between the Committed Capacity Amount for the applicable month and the first demonstrated ICAP Credit, as liquidated damages. This calculation shall be based on the sum of ICAP Credit Amounts for all LRP Resources demonstrating during the same event or audit.

          If the first demonstrated ICAP Credit Amount of the LRP Resource for each of the subsequent Proposed Services Dates is less than the amount proposed on Schedule IV, the Supplier shall pay the ISO an amount equal to 1/15th of the Credit Amount multiplied by the difference between the Committed Capacity Amount for the applicable month and the first demonstrated ICAP Credit, as liquidated damages. This calculation shall be based on the sum of ICAP Credit Amounts for all LRP Resources demonstrating during the same event or audit.

        2.6    Interconnection Standards and Costs.    LRP Resources must meet applicable interconnection standards. Any costs incurred by the Supplier to obtain permits, meet interconnection requirements, construct or install generating equipment, construct or install load control or load reducing equipment, install required metering equipment, implement ISO approved metering and verification plans including, but not limited to independent audits, engineering analysis and sub-metering, and take all other steps necessary to provide ICAP by the Proposed Service Date shall be borne solely by the Supplier.

        2.7    Metering and Verification.    Metering and verification will be conducted in accordance with the M-LRP. An Internet-Based Communication System ("IBCS") through an ISO approved provider and either an interval meter or an ISO approved Measurement and Verification Plan, as defined in the M-LRP are required. Customer base-line consumption and load reductions will be verified through the applicable metering and verification provisions of the LRP.

        2.8    Third Parties.    Supplier may enter into contracts with other entities for provision of all or a portion of the committed Installed Capacity from each LRP Resource. Supplier acknowledges and agrees that it shall be fully responsible for the acts and omissions of such third-parties. Nothing in this Agreement shall create any contractual agreement between a third-party and the ISO. The ISO shall have no obligation to make any direct payments to third-parties.

ARTICLE 3
DELIVERY OF COMMITTED RESOURCE CAPABILITY

        3.1    Delivery Requirements.    This Agreement imposes requirements on Supplier with regard to the delivery of the LRP Resource as provided below.

          3.1.1    During the Term, the Supplier will comply with the ISO's instructions and will provide service from the LRP Resource in accordance with Market Rule 1 (including Appendix E) and the NEPOOL Manuals.

          3.1.2    The Supplier must deliver at least the minimum LRP Resources set forth on Schedule IV from the "Preferred Towns" in SWCT. The Supplier may satisfy its obligation to deliver the LRP Resources designated on Schedule IV from the "Other Towns" in SWCT through the use of one or more substitute LRP Resources from the "Preferred Towns" in SWCT.

          3.1.3    The minimum activation time period guaranteed for the LRP Resource shall be two (2) hours, provided, however, that the ISO may terminate an event before the end of the two-hour period, in which case, the Supplier may terminate service before the end of the two-hour period. Services are required or must be demonstrated, at a minimum, during on-peak hours defined as 7:00 am to 6:00 pm Monday through Friday on non-holidays.

          3.1.4    LRP Resources must participate in those LRP programs for 30-minute notice that offer ICAP credit and such participation will count towards meeting any ICAP requirements.

          3.1.5    Each LRP Resource must be located within SWCT and must satisfy all of the eligibility criteria set forth in the RFP.

        3.2    Audit After Failure of LRP Resource.    In the event a LRP Resource fails to respond to any load response event direction, audit, test or other measure of the ISO at the level of its Committed Capacity Amount, the Supplier shall have five (5) business days (the "Notice Period") to request (in writing) to re-demonstrate the LRP Resource (the "Audit Request"). In addition, for purposes of an initial demonstration of a LRP Resource only, Supplier may submit to ISO in writing an Audit Request of such LRP Resource. The ISO will use commercially reasonable efforts to reschedule a re-demonstration (or initial demonstration, as applicable) of the LRP Resource (the "Audit") within sixty (60) days following the end of the Notice Period (or, in the case of an initial demonstration of a LRP Resource, the date the ISO receives Supplier's written request), or as soon as reasonably feasible thereafter, in light of the circumstances and the availability of ISO personnel and resources; provided, however, that in the event of a subsequent load response event direction from ISO prior to the completion of the Audit, the LRP Resource will re-demonstrate (or initially demonstrate, as the case may be) its capability by responding to such load response event direction in lieu of the Audit. The Supplier may only make one (1) Audit Request in a twelve-month period during the Term. All other re-demonstrations (or initial demonstrations, as the case may be) will be conducted during the normal ISO audit cycle unless otherwise agreed to in writing by ISO, in its sole discretion. To cover ISO's administrative costs in conducting the Audit, the Supplier shall be charged a fee for the Audit in an amount equal to $1,000 multiplied by the Committed Capacity Amount for the month in which the LRP Resource failed to respond (or in the case of an initial demonstration, the applicable Committed Capacity Amount for such LRP Resource).

ARTICLE 4
PAYMENT AND SETTLEMENT

        4.1    ISO Billing Process.    From and after the first day of the month following the Service Date, the ISO, as agent for the Market Participants, shall apportion, bill and collect from the Market Participants payments and charges for delivery or non-delivery of services from LRP Resources in the LRP Market in accordance with this Agreement, Market Rule 1 and the NEPOOL Manuals. All payments will be made through the ISO billing process directly to the Enrolling Participant. ISO shall have the right to set-off any amounts owed by Supplier under this Agreement against any payments otherwise payable to Supplier under this Agreement.

        4.2    Supplemental Capacity Payment.    The monthly Supplemental Capacity Payment for the LRP Resource will commence on the first day of the month following the Service Date and will be equal to the Contract ICAP Price (for the preceding month) multiplied by the ICAP Credit Amount (for the preceding month). The Supplemental Capacity Payment for each month will be reduced (but not to less than zero) by an amount equal to the ICAP Credit Amount multiplied the Price Component, provided, that the Supplemental Capacity Payment for the first full calendar month following the Service Date shall not be reduced if the LRP Resource was not eligible to participate in the Supply Auction. For purposes of this Section, "Price Component" shall mean the monthly UCAP Supply Auction clearing price; provided, however, that if a locational ICAP or other new capacity market is implemented, the "Price Component" of the calculation shall be equal to the most recent clearing price at which load shifting is settled for the locational ICAP or other new capacity market for the area applicable to the LRP Resource's location determined in a manner consistent with such locational ICAP or other new capacity market. The Supplemental Capacity Payment will not be reduced for any other non-ICAP payments that the LRP Resource may earn. If the initial ICAP Credit Amount actually demonstrated is less than the Committed Capacity Amount, the Supplemental Capacity Amount paid in all months prior to the initial demonstration will be trued-up and rebilled according to the demonstrated ICAP Credit Amount. The ICAP Credit Amount may change from month to month based on load response events or audits as described in the M-LRP. The ISO in its sole discretion may initiate whatever audits, tests or other measures are necessary to determine the actual performance of the LRP Resource and its ability to continue to perform and has the authority to adjust the ICAP Credit Amount to recognize the results of its investigation. Notwithstanding anything to the contrary contained in this Agreement, the Supplemental Capacity Payment for any month shall not exceed payment for more than one hundred ten percent (110%) of the Committed Capacity Amount.

ARTICLE 5
Covenants

        5.1    Operation and Maintenance.    Supplier shall operate and maintain, or cause the operation and maintenance of the LRP Resource to be in accordance with Market Rule 1 and the NEPOOL Manuals.

        5.2    Insurance.    Supplier shall arrange for and maintain an appropriate minimum level of liability and property insurance coverage as follows: comprehensive general liability (including blanket contractual liability) and property damage insurance sufficient to protect the ISO and the Supplier from claims for damages for personal injury (including bodily injury), sickness or disease, accidental death and damage to property, including loss of use resulting from any property damage, which may arise from or in connection with Supplier's obligations under this Agreement. The limits of such insurance shall be in an amount not less than $1,000,000 each person and $5,000,000 each occurrence, personal injury and property damage combined. The Supplier shall also maintain workers' compensation or other similar insurance offering statutory coverage and containing statutory limits. Such policies must (i) be occurrence rather than claims-made policies (ii) name the ISO as an additional insured for covered incidents related to activities under this Agreement (other than workers' compensation or similar insurance) and (iii) contain a provision stating that such policy or policies may not be cancelled or materially altered except after thirty (30) days' written notice to the ISO. Upon execution of this Agreement, the Supplier shall furnish to the ISO a certificate or certificates of such insurance, reflecting the ISO as an additional insured.

ARTICLE 6
FORCE MAJEURE EVENTS

        6.1    Notice of Force Majeure Event.    Neither Party will be liable or deemed to be in breach of this Agreement for failure of performance under this Agreement due to a Force Majeure Event. If any

Party is unable to perform its obligations under this Agreement due to a Force Majeure Event, the Party unable to perform shall promptly notify the other Party.

        6.2    Effect of Force Majeure Event.    In the event that a Force Majeure Event prevents any LRP Resource from being available to the ISO for a period in excess of sixty (60) consecutive days (the "Unavailability Period"), the ISO, in its sole discretion, may terminate the LRP Resource or this Agreement by providing five (5) days notice to Supplier declaring the ISO's intention to terminate the LRP Resource or this Agreement; provided, however, that for purposes of its right to terminate the LRP Resource or this Agreement, the ISO may extend the Unavailability Period in its sole discretion. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the ISO be obligated to make any payments under this Agreement for an LRP Resource during any period that such LRP Resource is unavailable due to a Force Majeure Event.

        6.3    Remedial Efforts.    The Party unable to perform by reason of a Force Majeure Event shall use reasonable efforts to remedy its inability to perform and to mitigate the consequences of the Force Majeure Event as soon as reasonably practicable; provided that (i) no Party shall be required to settle any strike, walkout, lockout, or other labor dispute on terms which, in the Party's sole discretion, are contrary to its interests and (ii) the Party unable to perform shall, as soon as practicable, advise the other Party of the reason for its inability to perform, the nature of any corrective action needed to resolve performance, and its efforts to remedy its inability to perform and to mitigate the consequences of its inability to perform and shall advise the other Party of when it estimates it will be able to resume performance of its obligations under this Agreement.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

        7.1    Representations and Warranties.

          7.1.1    As of the Effective Date, ISO represents and warrants to Supplier as follows:

            (a)   ISO is a validly existing corporation with full authority to enter into this Agreement.

            (b)   ISO has taken all necessary measures to have the execution and delivery of this Agreement authorized, and upon the execution and delivery of this Agreement, this Agreement shall be a legally binding obligation of ISO.

            (c)   ISO has or will have all regulatory authorizations necessary for it to perform its obligations under this Agreement.

            (d)   The execution, delivery, and performance of this Agreement are within the ISO's powers and do not violate any of the terms and conditions in its governing documents, any material contracts to which it is a party, or any Law applicable to it.

          7.1.2    As of the Effective Date, Supplier represents and warrants to ISO as follows:

            (a)   Supplier is a validly existing entity with full authority to enter into this Agreement.

            (b)   Supplier, or its affiliate, has or will have the legal authority and physical capability (either on its own behalf or as Agent for the Supplier of the LRP Resource) to meet all of its obligations under this Agreement.

            (c)   Supplier has taken all necessary measures to have the execution and delivery of this Agreement authorized, and upon the execution and delivery of this Agreement, this Agreement shall be a legally binding obligation of Supplier.

            (d)   The execution, delivery, and performance of this Agreement are within the Supplier's powers and do not violate any of the terms and conditions in its governing documents, any material contracts to which it is a party, or any Law applicable to it.

            (e)   All of the statements made in the Supplier's RFP proposal are accurate in all material respects.

            (f)    The Supplier's LRP Resource is located in SWCT and satisfies all of the eligibility criteria set forth in the RFP.

ARTICLE 8
TERM AND TERMINATION

        8.1    Term.

          8.1.1    Initial Term. This Agreement shall be effective as of the Effective Date and shall continue in effect through May 31, 2008 (the "Initial Term"), provided, however, that the applicable provisions of this Agreement shall continue in effect after any termination to the extent necessary to provide for final billing and payment, and the provisions of Article 9 shall survive termination.

          8.1.2    Option to Extend. The ISO may extend this Agreement for an additional one-year term (an "Extension Term") by notice given no later than ninety (90) days prior to expiration of the Initial Term.

        8.2    Termination.

          8.2.1    Termination for Default. If (a) any Party shall fail to perform any material obligation imposed on it by this Agreement and that obligation has not been waived or suspended, or payment has not been adjusted for such failure pursuant to this Agreement or (b) any representation or warranty made by either Party under this Agreement shall prove to have been incorrect in any material respect, the other Party, at its option, may terminate this Agreement by giving the Party in default written notice setting out specifically the circumstances constituting the default and declaring its intention to terminate this Agreement. If the Party receiving the notice does not, within ten (10) days after receiving the notice, remedy the default, the Party not in default shall be entitled by a further written notice to terminate this Agreement. The Party not in default shall have a duty to mitigate damages. Termination of this Agreement pursuant to this Section 8.2 shall be without prejudice to the right of Supplier or ISO to collect any amounts due to it prior to the time of termination. No default shall exist where a failure to perform any material obligation is the result of a Force Majeure Event or act or omission of the other Party.

          8.2.2    Additional ISO Rights of Termination. This Agreement may also be terminated by the ISO in accordance with Sections 6.2 and 10.4.

        8.3    Effect of Termination or Expiration.    Termination or expiration of this Agreement shall not affect the accrued rights and obligations of either Party, including either Party's obligations to make all payments to the other Party pursuant to this Agreement.

ARTICLE 9
REMEDIES

        9.1    Damages and Other Relief.

          9.1.1    Liability of ISO. Subject to receipt of payments from the Market Participants of amounts due under this Agreement, other than for failure to make a payments as provided in Article 4, the ISO shall not be liable to Supplier for actions or omissions by the ISO in performing its obligations under this Agreement, provided it has not willfully breached this Agreement or engaged in willful misconduct. To the extent Supplier has claims against the ISO, Supplier may only look to the assets of the ISO for the enforcement of such claims and may not seek to enforce any claims against the directors, members, officers, or employees of the ISO who, Supplier acknowledge and agree, have no personal liability for obligations of the ISO by reason of their status as directors, members, officers, or employees of the ISO.

          9.1.2    Liability of Supplier. Except as provided in Sections 2.5 and 8.2, Supplier shall not be liable to the ISO for actions or omissions by Supplier in performing its obligations under this Agreement, provided that Supplier has not willfully breached this Agreement or engaged in willful misconduct.

          9.1.3    Limitation of Liability. Except as provided in Section 2.5 and 8.2, in no event shall Supplier be liable to the ISO or the ISO be liable to Supplier for any incidental, consequential, multiple or punitive damages, loss of revenues or profits, attorneys fees or costs arising out of, or connected in any way with the performance or non-performance of this Agreement.

          9.1.4    Indemnification. Supplier shall indemnify, defend and save harmless the ISO and its directors, officers, members, employees and agents from any and all damages, losses, claims and liabilities by or to third parties arising out of or resulting from the performance by the ISO under this Agreement or the actions or omissions of Supplier or any Customer in connection with this Agreement or any LRP Resource, except in cases of gross negligence or willful misconduct by the ISO or its directors, officers, members, employees or agents.

          9.1.5    Liquidated Damages. The Parties agree that it will be impractical and extremely difficult to determine the actual damages, which ISO will sustain in the event Supplier fails to make the LRP Resource available pursuant to Section 2.5. Accordingly, the Parties acknowledge and agree that the ISO shall be entitled, in addition to any other available remedies, to liquidated damages set forth in Section 2.5 as a reasonable pre-estimate of the probable losses and damages to be sustained by the ISO in such circumstances. Such liquidated damages, although inadequate to compensate the ISO, are intended to constitute compensatory damages.

ARTICLE 10
MISCELLANEOUS PROVISIONS

        10.1    Assignment.

          10.1.1    Neither of the Parties shall assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed. Any such assignment or delegation made without such written consent shall be null and void. Upon any assignment made in compliance with this Section 10.1, this Agreement shall inure to and be binding upon the successors and assigns for the assigning Parties.

          10.1.2    Notwithstanding Section 10.1.1, each Party may, without the need for consent from the other Party (and without relieving itself from liability hereunder), transfer or assign this Agreement: (i) to an Affiliate, or (ii) after the Service Date, where such transfer is incidental to a merger or consolidation with, or transfer of all, or substantially all, of the assets of the transferor to another person, business entity, or political subdivision or public corporation created under the Laws governing the creation and existence of the transferor which shall as a part of such succession assume all of the obligations of the assignor or transferor under this Agreement. Any Party may collaterally assign its rights in this Agreement to its lenders without the need for consent from the other Party.

        10.2    Notices.    Except as otherwise expressly provided in this Agreement or required by Law, all notices, consents, requests, demands, approvals, authorizations and other communications provided for in this Agreement shall be in writing and shall be sent by personal delivery, certified mail, return receipt requested, facsimile transmission, or by recognized overnight courier service, to the intended Party at such Party's address set forth below. All such notices shall be deemed to have been duly given and to have become effective: (a) upon receipt if delivered in person or by facsimile; (b) two days after having been delivered to an air courier for overnight delivery; or (c) seven days after having been deposited in the United States mail as certified or registered mail, return receipt requested, all fees pre-paid, addressed to the applicable addresses set forth below. Each Party's address for notices shall be as follows (subject to change by notice in accordance with the provisions of this Section 10.2):

SUPPLIER:	ISO:
NOTICES & CORRESPONDENCE	NOTICES & CORRESPONDENCE
David B. Brewster President & COO EnerNOC, Inc. One Faneuil Hall, 3rd Floor Boston, MA 02109 Telephone: (617) 224-9902 Fax: (617) 224-9910	Kevin A. Kirby VP Market Operations ISO New England One Sullivan Road Holyoke, MA 01040 Telephone (413) 540-4490 Fax: (413) 535-4156
Kathleen A. Carrigan, Sr. VP, General Counsel and Corporate Secretary ISO New England One Sullivan Road Holyoke, MA 01040 Telephone (413) 540-4260 Fax: (413) 535-4379

Each Party shall provide notice of any change in the above notice provisions to the other Party.

        10.3    Party Representatives.    All Parties to this Agreement shall ensure that throughout the term of this Agreement, duly appointed representatives are available for communications between the Parties. The representatives shall have full authority to deal with all day-to-day matters arising under this Agreement. Acts and omissions of representatives shall be deemed to be acts and omissions of the Party. Supplier and ISO shall be entitled to assume that the representatives of the other Party are at all times acting within the limits of the authority given by the representative's Party. Representatives for each Party shall be identified in Schedule II. The Parties may at any time replace their representatives by giving notice to the other Party.

        10.4    Effect of Invalidation, Modification, or Condition.    Each covenant, condition, restriction, and other term of this Agreement is intended to be, and shall be construed as, independent and severable from each other covenant, condition, restriction, and other term. If any covenant, condition, restriction, or other term of this Agreement is held to be invalid or otherwise modified or conditioned by any Governmental Authority, the invalidity, modification, or condition of such covenant, condition, restriction, or other term shall not affect the validity of the remaining covenants, conditions, restrictions, or other terms hereof. If an invalidity, modification, or condition has a material impact on the rights and obligations of the Parties, the Parties shall make a good faith effort to renegotiate and restore the benefits and burdens of this Agreement as they existed prior to the determination of the invalidity, modification, or condition. If the Parties fail to reach agreement, then the Party whose rights and obligations have been adversely affected may, in its sole discretion, terminate this Agreement.

        10.5    Amendments.    Any amendments or modifications of this Agreement shall be made only in writing and duly executed by all Parties to this Agreement. Such amendments or modifications shall become effective only after the Parties have received any authorizations required under applicable Laws.

        10.6    Governing Law.    This Agreement shall be governed by and construed under the Laws of the State of Delaware without regard to conflicts of laws principles.

        10.7    Entire Agreement.    This Agreement consists of the terms and conditions set forth herein, as well as the Appendices hereto, which are incorporated by reference herein and made a part hereof. This Agreement contains the entire agreement between the Parties and supersedes all prior negotiations, undertakings, agreements and business term sheets related to the subject matter hereof.

        10.8    Independent Contractors.    Supplier and ISO acknowledge that as between Supplier and the ISO there is an independent contractor relationship, and that nothing in this Agreement shall create any joint venture, partnership, or principal/agent relationship between the Parties. Except as otherwise provided herein, neither Supplier nor ISO shall have any right, power, or authority to enter into any agreement or commitment, act on behalf of, or otherwise bind the other Party in any way.

        10.9    Counterparts.    This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which shall be deemed one and the same Agreement.

        10.10    Confidentiality.    Confidential information acquired by either Party pursuant to this agreement shall be governed by the NEPOOL Information Policy.

        10.11    Beneficiaries.    Nothing in this Agreement, whether express or implied, confers any rights or remedies under, or by reason of, this Agreement on any persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third party, nor give any third person any rights of subrogation or action against any Party.

        10.12    Waiver.    The failure to exercise any remedy or to enforce any right provided in this Agreement or applicable Law shall not constitute a waiver of such remedy or right or of any other remedy or right. A Party shall be considered to have waived any remedies or rights only if the waiver is in writing.

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

EnerNOC, Inc.
By:	/s/ TIMOTHY HEALY
Name: Timothy Healy Title: Chief Executive Officer
ISO NEW ENGLAND INC.
By:	/s/ KEVIN A. KIRBY
Name: Kevin A. Kirby Title: VP Market Operations

SCHEDULE I

Initial Term

        The Initial Term of this Agreement shall be the Effective Date through May 31, 2008.

        This Agreement may be extended for an additional one year term, ending May 31, 2009

SCHEDULE II

Parties' Representatives

        Subject to a revision made pursuant to Section 10.3, and for the purposes of this Agreement, the individuals listed below will be deemed duly authorized representatives of the respective Parties.

ISO New England Inc.
Kevin A. Kirby

EnerNOC, Inc.
Timothy Healy, Chief Executive Officer
David Brewster, President and Chief Operating Officer
Phil Giudice, Managing Director

SCHEDULE III

SWCT Cities and Towns

Preferred Towns		12.	Hamden
1.	Bridgeport	13.	Meriden
2.	Darien	14.	Middlebury
3.	Easton	15.	Milford
4.	Fairfield	16.	Monroe
5.	Greenwich	17.	Naugatuck
6.	New Canaan	18.	New Fairfield
7.	Norwalk	19.	New Haven
8.	Redding	20.	New Milford
9.	Ridgefield	21.	Newtown
10.	Shelton	22.	North Branford
11.	Stamford	23.	North Haven
12.	Stratford	24.	Orange
13.	Trumbull	25.	Oxford
14.	Weston	26.	Prospect
15.	Westport	27.	Roxbury
16.	Wilton	28.	Seymour
		29.	Sherman
Other Towns in SWCT		30.	Southbury
1.	Ansonia	31.	Southington
2.	Beacon Falls	32.	Wallingford
3.	Bethany	33.	Waterbury
4.	Bethel	34.	Watertown
5.	Branford	35.	West Haven
6.	Bridgewater	36.	Wolcott
7.	Brookfield	37.	Woodbridge
8.	Cheshire	38.	Woodbury
9.	Danbury
10.	Derby
11.	East Haven

SCHEDULE IV

Proposed Service Dates, Committed Capacity Amount
and Contract ICAP Price

Proposed Service Date

  The Proposed Service Date is June 1, 2004 for 3.0 MW.

  The Proposed Service Date is June 1, 2005 for 15.0 MW.

  The Proposed Service Date is June 1, 2006 for 25.0 MW.

  The Proposed Service Date is June 1, 2007 for 30.0 MW.

Committed Capacity Amount and Contract ICAP Price
LRP Resources in 16 "Preferred Towns" in SWCT

Year 2004	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)						1.4	1.4	1.4	1.4	1.4	1.4	3.7
Contract ICAP Price $/MW-mo.						***	***	***	***	***	***	***
Year 2005	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	3.7	3.7	3.7	3.7	3.7	7.0	7.0	7.0	7.0	7.0	7.0	9.8
Contract ICAP Price $/MW-mo.	***	***	***	***	***	***	***	***	***	***	***	***
Year 2006	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	9.8	9.8	9.8	9.8	9.8	11.7	11.7	11.7	11.7	11.7	11.7	13.1
Contract ICAP Price $/MW-mo.	***	***	***	***	***	***	***	***	***	***	***	***
Year 2007	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	13.1	13.1	13.1	13.1	13.1	14.0	14.0	14.0	14.0	14.0	14.0	14.0
Contract ICAP Price $/MW-mo.	***	***	***	***	***	***	***	***	***	***	***	***
Year 2008	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	14.0	14.0	14.0	14.0	14.0	14.0	14.0	14.0	14.0	14.0	14.0	14.0
Contract ICAP Price $/MW-mo.	***	***	***	***	***	***	***	***	***	***	***	***
Year 2009	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	14.0	14.0	14.0	14.0	14.0
Contract ICAP Price $/MW-mo.	***	***	***	***	***

Committed Capacity Amount and Contract ICAP Price
LRP Resources in 38 "Other Towns" in SWCT

Year 2004	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)						1.6	1.6	1.6	1.6	1.6	1.6	4.3
Contract ICAP Price $/MW-mo.						***	***	***	***	***	***	***
Year 2005	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	4.3	4.3	4.3	4.3	4.3	8.0	8.0	8.0	8.0	8.0	8.0	11.2
Contract ICAP Price $/MW-mo.	***	***	***	***	***	***	***	***	***	***	***	***
Year 2006	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	11.2	11.2	11.2	11.2	11.2	13.3	13.3	13.3	13.3	13.3	13.3	14.9
Contract ICAP Price $/MW-mo.	***	***	***	***	***	***	***	***	***	***	***	***
Year 2007	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	14.9	14.9	14.9	14.9	14.9	16.0	16.0	16.0	16.0	16.0	16.0	16.0
Contract ICAP Price $/MW-mo.	***	***	***	***	***	***	***	***	***	***	***	***
Year 2008	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	16.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0
Contract ICAP Price $/MW-mo.	***	***	***	***	***	***	***	***	***	***	***	***
Year 2009	Jan.	Feb.	Mar.	Apr.	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
Committed Capacity (MW)	16.0	16.0	16.0	16.0	16.0
Contract ICAP Price $/MW-mo.	***	***	***	***	***

SCHEDULE V

Form NX-11C

[Supplier should provide LRP Resource information through an NX-11-C Form. Suppliers may contact Henry Yoshimura at (413) 540-4460 for assistance with filling the NX-11C Form.]

[Attach blank NX-11C Form]

Note: An NX-12 is required for emergency generation on 5 MW or greater. If there are any questions regarding the need to include an NX-12, please contact David Cavanaugh at (413) 540-4237.

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